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                                                                     EXHIBIT 5.1



                                October 18, 1999

Area Bancshares Corporation
230 Frederica Street
Owensboro, Kentucky  42301

Re:      Registration Statement on Form S-8
         Area Bancshares Corporation

Ladies and Gentlemen:

         This opinion is given in connection with the filing by Area Bancshares Corporation, a Kentucky corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 399,489 shares (the "Shares") of common stock, no par value, of the Company, to be offered and sold by the Company pursuant to the following plans:

         -        Cardinal Bancshares, Inc. 1994 Restricted Stock Option Plan
         -        Cardinal Bancshares, Inc. 1992 Limited Stock Option Plan
         -        1992 First Federal Savings Bank Restricted Stock Option Plan
         -        VST Financial Services, Inc. Restricted Stock Plan and Escrow
                  Agreement

         I have examined and am familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as I have deemed necessary and advisable. In such examinations, I have assumed the genuineness of all signatures on all originals and copies of documents I have examined, the authenticity of all documents submitted to me as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, I have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         I express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Kentucky.

         Based upon and subject to the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

         1.       The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.





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Area Bancshares Corporation
October 18, 1999
Page 2


         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Timothy O. Shelburne